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Exhibit 99.3

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your proxy.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
SPECIAL MEETING OF STOCKHOLDERS—[                        [[    ], 200[  ]

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

        The undersigned acknowledges receipt of the notice of a Special Meeting of Stockholders of Kratos Defense & Security Solutions, Inc. ("Kratos") and the joint proxy statement/prospectus, and hereby appoints Eric DeMarco and Deanna Lund, and each of them, as proxyholders (the "Proxyholders") with full power of substitution to represent the undersigned and to vote all shares of Kratos which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Kratos to be held at [9:00 a.m]. local time at [the offices of Kratos, Bridge Pointe Corporate Centre, 4810 Eastgate Mall, San Diego, California], on [                        ][    ], 200[  ], and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

  1.
  To approve the issuance of [    •    ] shares of Kratos common stock pursuant to the Agreement and Plan of Merger, dated as of November 21, 2008, by and among Kratos Defense & Security Solutions, Inc., Dakota Merger Sub, Inc., a wholly-owned subsidiary of Kratos, and Digital Fusion, Inc., as the same may be amended from time to time.

☐ FOR	☐ AGAINST	☐ ABSTAIN
  2.
  In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE APPROVAL OF PROPOSAL NO. 1. THE PROXYHOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at the Special Meeting or any adjournment thereof.

Please sign exactly as your name or names appear on the stock certificate(s) representing your shares. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Date:	, 200[ ]
Signature	Date:	, 200[ ]

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  Exhibit 99.3